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                                                                      Exhibit 99


Contact:  Martin K. Weinbaum
          Vice President, Finance/CFO
          Smith-Gardner
          Phone: 561-265-2700
          Fax: 561-454-4801



           SMITH-GARDNER ANNOUNCES PRELIMINARY EXPECTATIONS FOR SECOND
                             QUARTER OF FISCAL 2000

DELRAY BEACH, FL (June 16, 2000) - Smith-Gardner & Associates, Inc. (Nasdaq:
SGAI) today announced preliminary expectations for the second fiscal quarter ending June 30, 2000. For the quarter, the Company expects to report total revenue in the range of $9 million to $11 million, compared to $12.3 million in the second quarter of 1999. The Company expects to report a loss per share in the range of $.13 to $.16 compared to net income of $.12 per share for the second quarter of 1999.

The Company believes that second quarter results will be adversely impacted by several factors, including:

o the reduction of approximately $.05 per share relating to an additional accounts receivable reserve established for one of its customers as previously discussed in a press release dated May 25, 2000

o the movement of material sales revenue projected for the second quarter to the third quarter as a result of a number of customers delaying their implementation plans

o the shift of business from .com start-up customers to established companies which require longer sales and implementation cycles

"While we are very disappointed to make this announcement, we remain optimistic about our future market opportunities," said Gary G. Hegna, Smith-Gardner Chairman, President and CEO. "Our current levels of new customer leads and system demonstrations are exceeding historical levels. Furthermore, our new technologies, such as our Online Shopping n-Tier architecture, Marketing and Merchandising Knowledge Center and E-Mail Executive system were enthusiastically received by our customers and prospective customers at our recent World Conference. We believe that these new products will have a long-term positive impact on our revenue growth."

Smith-Gardner will host a conference call to discuss these developments at 1:00 pm EDT on Friday, June 16, 2000. The conference call telephone number is 800-633-8548.

Smith-Gardner expects to announce its final results for the second quarter of 2000 on or about July 27, 2000.



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ABOUT SMITH-GARDNER

Smith-Gardner is the premier provider of end-to-end e-commerce solutions worldwide. Smith-Gardner's products and services ensure customer satisfaction and loyalty throughout the entire online shopping experience. Headquartered in Delray Beach, Florida, the Company was founded in 1988 and has several hundred clients in 17 countries. Smith-Gardner operates regional headquarters throughout the United States, Europe and Asia Pacific. The Company's global client base includes Nordstrom.com, Nine West, Hickory Farms, MicroWarehouse, KBKids.com, dELiA*s, Brookstone, Barnes & Noble, Hammacher Schlemmer and Zales. Smith-Gardner products earned Best of Comdex awards in 1998 and 1999, a "Citation of Innovation" at Internet and Electronic Commerce Expo in '99, and an award for Best New e-Commerce and Internet Product of the Year at The International Direct Marketing Fair in March 2000. For more information on Smith-Gardner, visit the Company's web site at www.smith-gardner.com.

                                      # # #

This news release may contain forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance, management's plans and objectives for future operations, product plans and performance, management's assessment of market factors, as well as statements regarding the strategy and plans of the company and its strategic partners, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with the Company's business, including those risks set forth in its prospectus dated January 29, 1999, forms 10-K, 10-Q and other documents filed with the Securities and Exchange Commission, which may cause results to differ from management's current expectations. The company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.